EXHIBIT 23.3








                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent Public Accounts, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 25, 1996 incorporated by reference in Heilig-Meyers Company Form 8-K/A and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Atlanta, Georgia
July 21, 1997